Exhibit (a)(9)
CERTIFICATE
     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Series Funds (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Amended and Restated Declaration of Trust of the Trust adopted by the Trustees of the Fund on September 24, 2009 as provided in Section 9.3 of the Declaration of Trust of the Fund, said Amendment to take effect on October 1, 2009 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 1st day of October, 2009

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	October 1, 2009
To be Effective:	October 1, 2009
TO
MORGAN STANLEY SERIES FUNDS
AMENDED AND RESTATED DECLARATION OF TRUST
DATED
May 31, 2007

MORGAN STANLEY SERIES FUNDS
AMENDMENT TO THE AMENDED AND RESTATED
DECLARATION OF TRUST
WHEREAS, Morgan Stanley Series Funds (the “Trust”) was established by the Amended and Restated Declaration of Trust dated May 31, 2007, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;
WHEREAS, Section 6.11 of the Declaration provides that the establishment and designation of any series or class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, which instrument shall be an amendment to the Declaration; and
WHEREAS, the Trustees of the Trust have deemed it advisable to liquidate and terminate the series of shares and classes known as the Morgan Stanley U.S. Multi-Cap Alpha Fund and Class A, Class C, Class I, Class R and Class W thereof, as provided herein; and
WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate an additional class of shares of the Morgan Stanley Commodities Alpha Fund series of the Trust, to be known as Class B as provided herein.
NOW, THEREFORE:
I. Appendix A of the Declaration is hereby amended so that it shall read in its entirety as follows:
ESTABLISHMENT AND
DESIGNATION OF SERIES OF SHARES OF
BENEFICIAL INTEREST (WITHOUT PAR VALUE)
          The Trustees of the Trust, acting pursuant to the Trust’s Declaration, have previously established and designated the series (each, a “Fund”) of Shares of Beneficial Interest listed below.
1.	The Funds are as follows:

Morgan Stanley Commodities Alpha Fund

Morgan Stanley Alternative Opportunities Fund
     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 and the 1940 Act to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust’s Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.
     4. The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in Section 6.9 of the Declaration.
     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or to otherwise change the special and relative rights of each Fund.
     Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund in accordance with Article IX of the Declaration.
II. Appendix B of the Declaration is hereby amended so that it shall read in its entirety as follows:
I. ESTABLISHMENT AND DESIGNATION OF CLASSES
          Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below.
     1. The classes of Shares of the Morgan Stanley Commodities Alpha Fund are designated “Class A, B, C, I, R and W Shares.” The classes of Shares of the Morgan Stanley Alternative Opportunities Fund are designated “Class A, C, I, R and W Shares.”
     2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration. The designation of classes hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares.
     3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the applicable series, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, and the 1940 Act.
     4. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of Shareholders.
     5. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class in accordance with Article IX of the Declaration.
III. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
IV. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

V. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[signed in counterparts]
IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 1st day of October, 2009.

/s/ Frank L. Bowman	/s/ Michael Bozic

Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036	1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson

Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns

James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust	c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two	PMB754, 23852 Pacific Coast Highway
Jersey City, NJ 07311	Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent

Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid

W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036